UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2010

BANK OF THE CAROLINAS CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	000-52195	20-4989192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Boxwood Village Drive Mocksville, North Carolina	27028
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 751-5755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2010, Robert E. Marziano resigned from his positions as President and Chief Executive Officer of Bank of the Carolinas Corporation and our bank subsidiary, Bank of the Carolinas. He is expected to continue to serve as a director of both companies. On September 22, 2010, Stephen R. Talbert, who, as previously reported, had been appointed on August 10, 2010, to serve as our and the Bank’s Interim Chief Executive Officer during Mr. Marziano’s medical leave of absence, was appointed by the Boards to serve as President and Chief Executive Officer of both companies.

Mr. Marziano’s resignation terminated his Restated Employment Agreement with the Bank dated December 23, 2008. In connection with his resignation, the Bank has agreed to waive provisions in that Agreement requiring Mr. Marziano to give the Bank 90 days notice of his resignation and restricting Mr. Marziano’s ability to engage in specified activities following a termination of his employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE CAROLINAS CORPORATION
(Registrant)

Date: September 22, 2010	By:	/S/ STEPHEN R. TALBERT
Stephen R. Talbert
President and Chief Executive Officer